UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2022

CORBUS PHARMACEUTICALS HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37348	46-4348039
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 River Ridge Drive
Norwood, Massachusetts		02062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 963-0100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CRBP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 20, 2022, Corbus Pharmaceuticals Holdings, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). The matters voted on at the Special Meeting were: (1) the adoption and approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to effect a reverse stock split of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issued and outstanding or held by the Company in treasury at a specific ratio, ranging from one-for-four (1:4) to one-for-forty (1:40), with the exact ratio to be determined by the Company’s board of directors without further approval or authorization of the Company’s stockholders (the “Reverse Stock Split Proposal”) and (2) the approval of the adjournment of the Special Meeting to the extent there are insufficient votes at the Special Meeting to approve the Reverse Stock Split Proposal (the “Adjournment Proposal”).

At the Special Meeting, both of the matters voted on were approved, based upon an aggregate of 125,280,881 shares of Common Stock and 1,002,247.048 shares of the Company’s Series A Preferred Stock outstanding as of November 7, 2022, which was the record date for the Special Meeting. The final voting results were as follows:

1. The Reverse Stock Split Proposal.

The votes were cast for this matter as follows:

Votes For	Votes Against	Abstentions
25,794,110,289,993	5,064,240,621,803	474,524,757,330

2. The Adjournment Proposal.

The votes were cast for this matter as follows:

Votes For	Votes Against	Abstentions
51,281,428	10,784,629	603,069

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 21, 2022	By:	/s/ Yuval Cohen
Name: Yuval Cohen Title: Chief Executive Officer